Rockwell Medical Announces First Quarter 2026 Results and Additional 2026 Guidance with Focus on Profitability
•Reports $17.3 million in net sales, $2.9 million in gross profit, and 17% gross margin in the first quarter 2026.
•Announces operational changes that are expected to generate more than $3 million in additional gross profit on an annualized basis.
•2026 guidance reflects the Company's emphasis on growth, improved gross margin, and generating positive cash flow.
Wixom, Michigan, May 7, 2026 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three months ended March 31, 2026.
"Our financial and operational performance in the first quarter 2026 builds on the positive trajectory we have established across our key financial metrics, which we expect to continue throughout the remainder of the year," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "By streamlining our operations, we are on track to generate meaningful cost savings that we believe will support sustained profitability. Our 2026 guidance is centered around strengthening revenue, expanding gross margin, and generating positive Adjusted EBITDA and cash flow."
FIRST QUARTER 2026 FINANCIAL HIGHLIGHTS
•Net sales for the three months ended March 31, 2026 were $17.3 million, which represents a 8% decrease over net sales of $18.9 million for the same period in 2025. The decrease in net sales was driven by a reduction in purchase volume by one of the Company's customers.
•Gross profit for the three months ended March 31, 2026 was $2.9 million, which was in line with gross profit for the same period in 2025.
•Gross margin for the three months ended March 31, 2026 was 17%, representing a slight improvement over gross margin of 16% for the same period in 2025.
•Net loss for the three months ended March 31, 2026 was $1.6 million, representing a slight increase over a net loss of $1.5 million for the same period in 2025.
•Adjusted EBITDA for the three months ended March 31, 2026 was ($0.3) million, an improvement over Adjusted EBITDA of ($0.4) million for the same period in 2025.
•Cash and cash equivalents and investments available-for-sale at March 31, 2026 was $23.9 million compared to cash and cash equivalents and investments available-for-sale of $25.0 million at December 31, 2025. The decrease in cash of approximately $1.1 million was driven by seasonal items historically incurred in the first quarter, as well as a $500,000 payment associated with our acquisition of the hemodialysis concentrates business from Evoqua Water Technologies, which occurred in July 2023. The final Evoqua payment was made in April 2026.

	Three Months Ended March 31,
(In Millions, Except Per Share Amounts)	2026	2025(a)
Net Sales	$17.3	$18.9

Gross Profit	2.9	3.0

Operating Income (Loss)	(1.5)	(1.4)

Net Income (Loss)	(1.6)	(1.5)

Adjusted EBITDA(c)	(0.3)	(0.4)

Basic and Diluted Net Loss per Share(b)	$(0.04)	$(0.04)

Adjusted EPS(c)	$(0.01)	$(0.01)
(a) Three months ended March 31, 2025 includes $0.3 million of deferred revenue related to the distribution and license agreements with Sun Pharmaceuticals Industries Ltd., Jeil Pharmaceutical Co., Ltd. and Drogsan Pharmaceuticals.
(b) See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed May 7, 2026.
(c) See reconciliation to GAAP financial measures in the tables below.
2026 GUIDANCE
In 2026, Rockwell Medical continues to focus on growing revenue, improving operational efficiencies, and achieving sustained profitability. The Company is implementing pricing adjustments to better align product value with market dynamics, which are expected to generate more than $1 million in annualized revenue in addition to net sales anticipated from onboarding new customers. Additionally, the Company is further streamlining and enhancing its operational efficiencies and distribution footprint, initiatives expected to generate more than $2 million in annualized savings.
Rockwell Medical updates its 2026 annual guidance as follows:

2026 Annual Guidance
Net Sales	$70.0M to $75.0M
Gross Margin	18% to 22%
Adjusted EBITDA	$1.0M to $2.0M
Operating Cash Flow	Positive

WEBCAST DETAILS
Date: Thursday, May 7, 2026
Time: 8:00am ET
Webcast and Replay: www.RockwellMed.com/Results
Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer
•Jesse Neri — SVP, Chief Financial Officer

Format: Discussion of first quarter 2026 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES
To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. In addition, this press release includes a reference to Adjusted EPS, a non-GAAP financial measure that is defined as Adjusted EBITDA divided by the weighted average number of shares outstanding. The Company has also provided a reconciliation to EPS, or net income divided by the weighted average number of shares outstanding, which is the most directly comparable GAAP financial measure. Each of these adjusted measures is a non-GAAP financial measure. The Company has provided reconciliations to the GAAP measures at the end of this press release.
Adjusted EBITDA and Adjusted EPS are key measures used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operating plans. The Company provides Adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of Rockwell Medical’s business. This is also true for Adjusted EPS, which is derived from Adjusted EBITDA.
Adjusted EBITDA and Adjusted EPS should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA and Adjusted EPS as tools for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measure calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA and Adjusted EPS alongside other financial performance measures, including net loss, EPS and other GAAP results.

ABOUT ROCKWELL MEDICAL
Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed in freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Certified as a Great Place to Work® four years in a row (2023-2026) and named Fortune Best Workplaces in Manufacturing & Production™ in 2024 and 2025, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis Solutions™. For more information, visit www.rockwellmed.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “remain steadfast,” “guidance,” “working to,” “goal” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. Such statements include without limitation statements relating to: our financial guidance, including projections regarding net sales, gross margin, Adjusted EBITDA and operating cash flow; and our expectations regarding the outcome of further streamlining and enhancing operational efficiencies and distribution footprint initiatives; the results of anticipated pricing adjustments; and net sales anticipated from onboarding new customers. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

###

CONTACT:
(248) 432-1362
IR@rockwellmed.com

Financial Tables Follow

###

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	March 31,	March 31,
	2026	2025

Cash, Cash Equivalents & Investments available-for-sale	$23,890	$17,331
Total Assets	$57,423	$53,961
Total Liabilities	$21,566	$22,439
Total Stockholders’ Equity	$35,857	$31,522

Common Stock Outstanding	39,470,299	34,257,903
Common stock and common stock equivalents*	49,850,163	41,902,125

*Common stock and common stock equivalents:
Common stock	39,470,299	34,257,903
Options to purchase common stock	3,200,049	1,884,476
Restricted stock awards	—	891
Restricted stock units	1,073,330	383,326
Preferred stock converted	1,405,001	1,391,045
Restricted stock units - Market Condition	717,000	—
Common stock warrants	3,984,484	3,984,484
Total common stock and common stock equivalents	49,850,163	41,902,125

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Shares and Per Share Amounts)
	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025

Net Sales	$17,336	$18,914
Cost of Sales	14,439	15,872
Gross Profit	2,897	3,042
Selling and Marketing	567	711
General and Administrative	3,810	3,691
Operating Income (Loss)	(1,480)	(1,360)

Other (Expense) Income
Realized Gain on Investments	120	56
Interest Expense	(282)	(277)
Interest Income	37	66
Total Other Expense	(125)	(155)

Net Income (Loss)	$(1,605)	$(1,515)

Basic and Diluted Net Loss per Share	$(0.04)	$(0.04)
Basic and Diluted Weighted Average Shares Outstanding	$39,418,302	$34,107,640

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended
	March 31
	2026	2025
Net Income (Loss)	$(1,605)	$(1,515)
Income taxes	—	—
Other Expense, net	125	155
Depreciation and amortization	508	537
EBITDA	(972)	(823)

Severance costs	21	48
Stock-based compensation	480	445
Facility transition	178	39
Deferred license revenue	—	(325)
Triferic inventory write-off	—	178
Adjusted EBITDA	$(294)	$(439)
Adjusted EPS	$(0.01)	$(0.01)
Basic Weighted Average Shares Outstanding	39,418,302	34,107,640